Exhibit 21

Legal Name	State/Country of Organization
Beijing International Resort Co., Ltd.	China
Bravo Media LLC	NY
CNBC LLC	DE
Comcast ABB Note Consolidation, Inc.	DE
Comcast AG Holdings, LLC	DE
Comcast Bidco Holdings Limited	United Kingdom
Comcast Bidco Limited	United Kingdom
Comcast Broadband Security, LLC	DE
Comcast Business Communications, LLC	PA
Comcast Cable Communications Management, LLC	DE
Comcast Cable Communications, LLC	DE
Comcast Holdings Corporation	PA
Comcast Hulu Holdings, LLC	DE
Comcast Interactive Media, LLC	DE
Comcast IP Phone, LLC	PA
Comcast of Alabama, LLC	AL
Comcast of Arkansas/Louisiana/Minnesota/Mississippi/Tennessee, LLC	DE
Comcast of Baltimore City, LLC	CO
Comcast of Boston, Inc.	NY
Comcast of California II, LLC	DE
Comcast of California III, Inc.	PA
Comcast of California IX, Inc.	PA
Comcast of California/Colorado, LLC	DE
Comcast of California/Colorado/Florida/Oregon, Inc.	PA
Comcast of California/Colorado/Illinois/Indiana/Michigan, LLC	DE
Comcast of California/Maryland/Pennsylvania/Virginia/West Virginia, LLC	DE
Comcast of California/Massachusetts/Michigan/Utah, LLC	DE
Comcast of Chicago, Inc.	IL
Comcast of Colorado IX, LLC	DE
Comcast of Colorado/Pennsylvania/West Virginia, LLC	DE
Comcast of Connecticut, Inc.	OK
Comcast of Connecticut/Georgia/Massachusetts/New Hampshire/New York/North Carolina/Virginia/Vermont, LLC	DE
Comcast of Delmarva, LLC	DE
Comcast of Florida/Michigan/New Mexico/Pennsylvania/Washington, LLC	CO
Comcast of Fresno, Inc.	CA
Comcast of Garden State, L.P.	DE
Comcast of Georgia/Illinois/Michigan, LLC	FL
Comcast of Georgia/Massachusetts, LLC	DE
Comcast of Georgia/South Carolina, LLC	CO
Comcast of Houston, LLC	DE
Comcast of Illinois IV, Inc.	IL
Comcast of Illinois VI, LLC	DE
Comcast of Illinois XI, LLC	DE

Comcast of Illinois XIII, L.P.	AZ
Comcast of Illinois/Indiana/Michigan, LLC	DE
Comcast of Illinois/Indiana/Ohio, LLC	DE
Comcast of Illinois/Ohio/Oregon, LLC	DE
Comcast of Illinois/West Virginia, LLC	DE
Comcast of Indiana/Kentucky/Utah, LLC	CA
Comcast of Indianapolis, L.P.	DE
Comcast of Maine/New Hampshire, Inc.	NH
Comcast of Maryland Limited Partnership	MD
Comcast of Maryland, LLC	CO
Comcast of Massachusetts II, Inc.	DE
Comcast of Massachusetts III, Inc.	DE
Comcast of Massachusetts/Virginia, Inc.	VA
Comcast of Minnesota, Inc.	PA
Comcast of Minnesota/Wisconsin, Inc.	PA
Comcast of Nashville I, LLC	DE
Comcast of Nashville II, LLC	DE
Comcast of New Jersey II, LLC	DE
Comcast of New Mexico, LLC	CO
Comcast of New Mexico/Pennsylvania, LLC	DE
Comcast of Oregon II, Inc.	OR
Comcast of Philadelphia II, LLC	DE
Comcast of Potomac, LLC	DE
Comcast of Sacramento I, LLC	CA
Comcast of Sacramento II, LLC	CA
Comcast of South Jersey, LLC	DE
Comcast of Southeast Pennsylvania, LLC	DE
Comcast of Southern New England, Inc.	MA
Comcast of the South	CO
Comcast of Utah II, Inc.	PA
Comcast of Virginia, LLC	CO
Comcast OTR1, LLC	DE
Comcast Spectacor Ventures, LLC	PA
Comcast Ventures, LP	DE
DreamWorks Animation L.L.C.	DE
DWA Holdings, LLC	DE
E! Entertainment Television, LLC	DE
MSNBC Cable L.L.C.	DE
NBC Olympics LLC	DE
NBC Sports Network, L.P.	DE
NBC Sports Ventures LLC	DE
NBC Stations Management LLC	CO
NBC Subsidiary (WTVJ-TV) LLC	DE
NBC West, LLC	DE

NBCU Television Holding LLC	DE
NBCUniversal Enterprise, Inc.	DE
NBCUniversal Media, LLC	DE
NBCUniversal Shared Services, LLC	DE
NBCUniversal, LLC	DE
Open 4 Business Productions LLC	DE
Sky CP Limited	United Kingdom
Sky Deutschland Fernsehen GmbH & Co KG	Germany
Sky German Holdings GmbH	Germany
Sky International Operations Limited	United Kingdom
Sky Italia S.r.l.	Italy
Sky Italian Holdings S.p.A.	Italy
Sky Limited	United Kingdom
Sky Subscribers Services Limited	United Kingdom
Sky Telecommunications Services Limited	United Kingdom
Sky UK Limited	United Kingdom
Telemundo Media LLC	DE
Telemundo Network Group LLC	DE
Universal City Development Partners, Ltd.	FL
Universal City Studios LLC	DE
Universal City Studios Productions LLLP	DE
Universal Content Productions LLC	DE
Universal Film Exchanges LLC	DE
Universal Studios International B.V.	The Netherlands
Universal Studios Limited	United Kingdom
Universal Studios LLC	DE
Universal Television LLC	NY
Universal Television Networks	NY
USJ LLC	Japan